UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2007

 Internet America, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10930 W. Sam Houston Pkwy., N., Suite 200 HOUSTON, TX		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 968-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported on the Current Report on Form 8-K filed with the Commission on August 1, 2007, on July 27, 2007, Internet America, Inc. (the “Company”) acquired substantially all of the outstanding shares of TeleShare Communications Services, Inc. (“TeleShare”) from Mark Ocker and Cynthia Ocker for $1,850,000, payable in shares of Company common stock and a note, and subject to certain adjustments 90 days after closing. TeleShare, based in Crosby, Texas, serves approximately 1,500 wireless internet service customers and provides telex messaging services.

The terms of the transaction with TeleShare were approved by the Rural Utilities Service of the Department of Agriculture (“RUS”) on July 13, 2007. Under a program administered by the RUS, TeleShare has a present loan commitment of approximately $4 million with approximately $3 million still available for providing financial assistance for expansion of broadband services in rural areas. As the new owner of TeleShare, Internet America intends to continue expansion under the existing borrowing facility. Under the terms of the RUS approval, the Company agreed to increase equity by $2 million within 60 days of closing. The Company is in the process of finalizing the documentation to close an initial equity raise to a limited number of accredited investors in a private placement.  Management has been in communication with the RUS regarding the deadline, and while management believes that it will be able to obtain the $2 million, that the documentation for such raise will be finalized within the next few weeks and that the RUS will approve the extension of such raise, there can be no assurance that the Company will be successful in doing so or that the RUS will approve the extension.  While it is possible that the RUS could withhold its approval, management’s past experience with the RUS leads us to believe that they will cooperate with us as we complete the closing of these investments.

Item9.01  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

TeleShare Communications Services, Inc.
Consolidated Financial Statements as of and for
the Years Ended December 31, 2006 and 2005,
and Independent Auditors’ Report

TELESHARE COMMUNICATIONS SERVICES, INC. TABLE OF CONTENTS
REPORT OF INDEPENDENT AUDITORS
FINANCIAL STATEMENTS:
Balance Sheets as of December 31, 2006 and 2005
Statements of Revenues and Expenses for the Years Ended December 31, 2006 and 2005
Statements of Stockholders’ Equity for the Years Ended December 31, 2006 and 2005
Statements of Cash Flows for the Years Ended December 31, 2006 and 2005
Notes to Financial Statements as of and for the Years Ended December 31, 2006 and 2005
Report of Independent Auditors on Compliance and on Internal Control

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
TeleShare Communications Services, Inc.
Crosby, Texas

We have audited the accompanying balance sheets of TeleShare Communications Services, Inc. (the "Company") as of December 31, 2006 and 2005 and the related statements of revenue and expenses and changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and the standards for financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TeleShare Communications Services, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued our report dated March 10, 2007 on our consideration of the Company's internal control over financial reporting and our tests of its compliance with certain laws, regulations, contracts and grants. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

/s/ Axley & Rode, LLP
Lufkin, Texas
March 10, 2007

TELESHARE COMMUNICATIONS SERVICES, INC.
BALANCE SHEETS
December 31, 2006 AND 2005

	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$698 393	$667 606
Pledged deposit account - Restricted cash	30 413	235
Accounts receivable - Net of allowance	82 532	104 664
Inventory	123 333	35 275
Other current assets	5 162	28 779
TOTAL CURRENT ASSETS	939 833	836 559

Property and Equipment:
Network equipment	911 501	407 944
Office furniture and equipment	56 897	54 869
Accumulated depreciation	(187 934)	(97 526)
TOTAL PROPERTY AND EQUIPMENT	780 464	365 286

Deferred charges - Net of amortization	8 657	10 389
TOTAL ASSETS	$1 728 954	$1 212 234

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$145 645	$119 235
Accrued expenses	13 100	14 117
Current portion of notes payable	140 717	52 501
TOTAL CURRENT LIABILITIES	299 462	185 853

Current deferred credit - Unearned revenue	25 408	9 275

Notes payable - Less current portion	691 341	296 705
TOTAL LIABILITIES AND DEFERRED CREDIT	1 016 211	491 833

Stockholders' Equity:
Common stock, $1 par value, authorized 1,000,000 shares, issued and outstanding 1,000 shares	1 000	1 000
Paid in capital	685 000	685 000
Retained earnings	26 743	34 401
TOTAL STOCKHOLDERS' EQUITY	712 743	720 401
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1 728 954	$1 212 234

See accompanying notes and independent auditors' report.

TELESHARE COMMUNICATIONS SERVICES, INC.
STATEMENTS OF REVENUES AND EXPENSES
For The Years Ended December 31, 2006 and 2005

	2006	2005
Sales Revenue:
Messaging	$534 447	$607 782
Wireless - Recurring	399 484	125 022
Wireless - Non-recurring	137 107	64 781
Other	691	1 399
TOTAL SALES REVENUE	1 071 729	798 984

Cost of Sales:
Messaging	144 906	154 255
Wireless	194 550	87 571
Other	1 652	1 890
TOTAL COST OF SALES	341 108	243 716
GROSS PROFIT ON SALES	730 621	555 268

Operating Expenses:
Administrative and general	631 661	557 663
Depreciation and amortization	92 139	38 162
Interest	30 532	8 600
TOTAL OPERATING EXPENSES	754 332	604 425

OPERATING LOSS	(23 711)	(49 157)

Interest income	27 570	7 013
Loss on equipment	(11 517)	-

NET LOSS	$(7 658)	$(42 144)

See accompanying notes and independent auditors' report.

TELESHARE COMMUNICATIONS SERVICES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For The Years Ended December 31, 2006 and 2005

	COMMON STOCK		PAID-IN	RETAINED
	SHARES	VALUE	CAPITAL	EARNINGS	TOTAL
Balance, December 31, 2004	1 000	$1 000	$50 000	$76 545	$127 545

Net loss	-	-	-	(42 144)	(42 144)

Capital contribution	-	-	635 000	-	635 000

Balance, December 31, 2005	1 000	1 000	685 000	34 401	720 401

Net loss	-	-	-	(7 658)	(7 658)

Balance, December 31, 2006	1 000	$1 000	$685 000	$26 743	$712 743

See accompanying notes and independent auditors' report.

TELESHARE COMMUNICATIONS SERVICES, INC.
STATEMENTS OF CASH FLOWS
For The Years Ended December 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities:
Net loss	$(7 658)	$(42 144)
Noncash Charges (Credits) to Income:
Depreciation and amortization	92 139	38 162
Changes In Operating Assets and Liabilities:
(Increase) decrease in accounts receivable	22 132	(11 528)
(Increase) decrease in deferred charges	1 732	1 731
(Increase) decrease in inventory	(88 058)	(35 275)
(Increase) decrease in other current assets	23 617	(12 314)
Increase (decrease) in accounts payable	26 410	(2 373)
Increase (decrease) in accrued expenses	(1 017)	9 502
Increase (decrease) in deferred credits	16 133	9 275
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	85 430	(44 964)

Cash Flows From Investment Activities:
Purchases of property and equipment	(507 317)	(281 142)
NET CASH USED BY INVESTMENT ACTIVITIES	(507 317)	(281 142)

Cash Flows From Financing Activities:
Capital contributions received	-	635 000
Cash received from borrowings	905 607	440 848
Principal payments on notes payable	(422 755)	(207 412)
NET CASH PROVIDED BY FINANCING ACTIVITIES	482 852	868 436

NET INCREASE IN CASH AND CASH EQUIVALENTS	60 965	542 330

Cash and cash equivalents at beginning of year	667 841	125 511

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$728 806	$667 841

Supplementary Information:
Cash payments for interest on notes payable	$30 532	$8 600

See accompanying notes and independent auditors' report.

TELESHARE COMMUNICATIONS SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of TeleShare Communications Services, Inc. (the "Company") which materially affect the determination of financial condition and results of operation are summarized below. These policies are in compliance with accounting principles that are generally accepted in the United States of America in all material respects.

Description of Business/Nature of Operations - The Company is a closely held corporation that has a long history of providing messaging solutions to the financial and maritime industries. In 2004, the Company was approved for a USDA-Rural Utilities Services Rural Access Broadband Loan to provide high-speed wireless internet services including internet, voice, and data to private entities, cities, unincorporated municipalities and the general public of underserved rural areas of Texas.

Cash and Cash Equivalents - Cash and cash equivalents represents cash held at banks and certificates of deposit with original maturities of three months or less.

Accounts Receivable -  The Company uses the allowance method to account for bad debts, which includes the risk of loss analysis in addition to the evaluation of accounts receivable balances greater than ninety days past due. Receivable accounts are considered past due on the thirty-first day past the invoice date. The allowance was approximately $1,500 and $-0- for the years ended December 31, 2006 and 2005, respectively.

Inventory - Inventories consist primarily of equipment that will be installed as a component of the Company's wireless network system. The Company records inventory on the lower of cost or net realizable value. Cost is determined by specific identification of each unit.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized, minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally three to seven years.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. No impairment losses have been recorded since inception.

Long-Lived Assets - Long-lived assets, which include intangible assets subject to amortization, are reviewed for recoverability whenever events or changes in circumstances indicate that the carrying amount of such long-lived asset or group of long-lived assets (collectively referred to as "the asset") may not be recoverable. Such circumstances include, but are not limited to a significant decrease in the market price of the asset, a significant change in the extent or manner in which the asset is being used, a significant change in the business climate that could affect the value of the asset, a current period loss combined with projection of continuing loss associated with use of the asset, a current expectation that, more likely than not, the asset will be sold or otherwise disposed of before the end of its previously estimated useful life.

The Company continually evaluates whether such events and circumstances have occurred. When such events or circumstances exist, the recoverability of the asset's carrying value shall be determined by estimating the undiscounted future cash flows (cash inflows less associated cash outflows) that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the asset. To date, no such impairment has occurred. To the extent such events or circumstances occur that could affect the recoverability of our long-lived assets, the Company may incur charges for impairment in the future.

TELESHARE COMMUNICATIONS SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Property Held Under Capital Lease -  The Company was the lessee of equipment under capital leases expiring in various years through 2008. The assets and liabilities under capital leases were recorded at the net present value of the minimum lease payments. During 2006, all of the leases were paid off. The assets are being amortized over their useful life.

Revenue Recognition - The Company's revenue is generated primarily from the sale of wireless communications services and from telex messaging services. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

Unearned Revenues - Revenues that are billed in advance of services being completed are deferred until the conclusion of the period of the service for which the advance billing relates. Unearned revenues are included on the balance sheet in current deferred credit until the service is performed and then recognized in the period in which the service is completed. The Company's deferred revenues consist of billings in advance of services being rendered for its wireless broadband customers and, accordingly, are deferred and recognized monthly as earned.

Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying financial statements.

Advertising Costs - Advertising costs are expensed when incurred. For the years ended December 31, 2006 and 2005, the Company expensed approximately $10,300 and $10,800, respectively.

Federal Income Taxes - The Company, with the consent of its shareholders, has elected, under the Internal Revenue Code, to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements.

NOTE B - PLEDGED DEPOSIT ACCOUNT

During June 2005, the Company entered into a Loan and Security Agreement ("LSA") with the United States Department of Agriculture Rural Utilities Service ("RUS") to finance broadband services in rural areas. All advances received by the Company from RUS are deposited into a bank account that RUS or the Company can disburse money from. Money in the account is to be used solely for the purposes for which each advance from RUS is made. The Company is required to return to RUS any unused portion of any advance.

TELESHARE COMMUNICATIONS SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE C - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment:

	2006	2005
Network equipment	$911 501	$407 943
Office furniture and equipment	56 897	54 869
	968 398	462 812
Less accumulated depreciation	(187 934)	(97 526)
TOTAL	$780 464	$365 286

Depreciation expense for the years ended December 31, 2006 and 2005 totaled $90,408 and $36,431, respectively.

NOTE D - INVENTORY

Inventory at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Wireless network equipment	$123 333	$35 275

NOTE E - DEFERRED CREDIT

The Company's deferred credit at December 31, 2006 and 2005 is composed of the following:

	2006	2005
Billings in advance of services	$25 408	$9 275

NOTE F - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reflected in the balance sheets for cash, cash equivalents, and notes payable approximate the respective fair values due to the short maturities and the adjustable interest rates of those instruments.

NOTE G - COMMISSIONS

The Company pays a cash commission, over a fourteen month period, for referrals that result in new customers. Commissions payable as of December 31, 2006 and 2005 amounted to $6,644 and $8,866, respectively, and are included in accrued expenses on the accompanying balance sheets.

NOTE H - NOTES PAYABLE

Notes payable at December 31, 2006 and 2005 are summarized as follows:

	RATE OF	BALANCE
	INTEREST	2006	2005	COLLATERAL
RUS mortgage loan	4.38 - 5.07	$787 399	$241 789	All property and assets
Bank line-of credit	7.50	25 000	-	Certificates of deposit
Finance company		19 659	29 462	Network equipment
Capital leases		-	77 955	Network equipment
		832 058	349 206
Current portion		(140 717)	(52 501)
		$691 341	$296 705

TELESHARE COMMUNICATIONS SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE H - NOTES PAYABLE - CONTINUED

During June 2005, the Company entered into a Loan and Security Agreement ("LSA") with United States Department of Agriculture Rural Utilities Service ("RUS") to finance broadband services in rural areas. Substantially all assets are pledged as collateral for the debt to RUS. The agreement pledges all property, assets, rights, privileges, licenses and franchises of the Company of every kind and description, real, personal or mixed, tangible and intangible, or any other kind or nature now owned or acquired in the future. The Company may draw funds on the LSA for five years up to a maximum of $3,942,000. Unadvanced loan funds of $3,144,604 were available as of December 31, 2006. The LSA also contains covenants, one of which is a requirement to maintain a Times-Interest-Earned-Ratio ("TIER") of 2.0 after December 31, 2010. The LSA restricts the amount of dividends and other distributions the Company can make. The Company made its first draw on the LSA on December 20, 2005.

The Company has two lines of credit with a local bank. One is for $200,000 and is secured by two certificates of deposit. The second line-of-credit is secured by one certificate of deposit. Interest on the lines-of-credit is at prime plus 1.50%. They both mature October 15, 2007.

During April 2005, the Company financed network equipment with a finance company. The agreement requires monthly payments of $1,226 through June 2008.

During 2004 and early 2005, the Company entered into six capital lease agreements to finance network equipment. During early 2006, all of the obligations under the capital lease agreements were paid off.

The approximate annual maturities of long-term debt that are not expected to be refinanced are as follows:

2007	$140 700
2008	$139 900
2009	$139 500
2010	$146 700
2011	$154 300

NOTE I - OPERATING LEASES

The Company rents space on towers to place its network equipment. The rental agreements are generally for five year terms and each require monthly payments of between $300 and $700 and generally escalate annually by about five percent.

The Company also leases space for its main office. The monthly expense is about $1,400.

Rental expense amounted to $72,873 and $33,703 for 2006 and 2005, respectively.

A summary of the minimum rental commitments for existing operating leases is presented below:

Total
Commitments
2007	$113,200
2008	117,500
2009	119,600
2010	121,700
2011	125,000

TELESHARE COMMUNICATIONS SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED

NOTE J - COMPENSATED ABSENCES

Employees of the Company are entitled to paid vacation, paid sick days, and paid holiday days. The Company's policy is to recognize costs for sick days and holiday days when actually paid. Vacation expense is accrued as the benefit is earned. Accrued vacation at December 31, 2006 and 2005 was $6,556 and $5,250, respectively, and is included in accrued expenses.

NOTE K - ECONOMIC DEPENDENCY

The Company acquires substantially all of its wireless networking components from one supplier.

Approximately 50% of the Company's messaging sales are from two customers.

CROCKETT - JASPER - LIVINGSTON - LUFKIN - NACOGDOCHES

REPORT OF INDEPENDENT AUDITORS ON COMPLIANCE AND ON
INTERNAL CONTROL

The Board of Directors
Teleshare Communications Services, Inc.
Crosby, Texas

We have audited the financial statements of TeleShare Communications Services, Inc. ("Company") as of and for the years ended December 31, 2006 and 2005 and have issued our report thereon dated March 10, 2007.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States.

Compliance

As part of obtaining reasonable assurance about whether the Company's financial statements are free of material misstatement, we performed tests of its compliance with certain provisions of laws, regulations, contracts and grants, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audits and, accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance that are required to be reported under Government Auditing Standards.

Internal Control

In planning and performing our audit, we considered the Company's internal control over financial reporting ("Internal Control") as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion of the effectiveness of the Company's Internal Control. Accordingly, we do not express an opinion on the effectiveness of the Company's Internal Control.

Our consideration of Internal Control was for the limited purpose described in the preceeding paragraph and would not necessarily identify all deficiencies in Internal Control that might be significant deficiencies or material weaknesses. However, as discussed below, we identified certain deficiencies in Internal Control that we consider to be significant deficiencies and other deficiencies that we consider to be material weaknesses.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the entity's ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles, such that there is more than a remote likelihood that a misstatement of the entity's financial statements, that is more than inconsequential, will not be prevented or detected by the entity's Internal Control. We consider the following deficiency to be a significant deficiency in Internal Control:

Due to the limited number of personnel employed by the Company, a total segregation of certain accounting functions is not possible, and management has determined that it would not be economically feasible to employ a larger accounting staff. There is only one person in the accounting department, and all accounting and reporting functions are performed by this one person.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected by the entity's internal control. We believe that the following deficiency constitutes a material weakness:

The Company uses a service provider to collect the revenues for providing wireless services to the Company's customers, but the Company does not verify that the service provider is collecting from all of the customers. The Company is in the process of developing a system to verify that all customers are paying by comparing the customer database with an electronic report received from the service provider.

We also noted other matters involving Internal Control that we have reported to management of the Company in a separate letter dated March 10, 2007.

This report is intended solely for the information and use of management, the Rural Utilities Service and supplemental lenders and is not intended to be and should not be used by anyone other than these specified parties.

CERTIFIED PUBLIC ACCOUNTANTS
Lufkin, Texas
March 10, 2007

TeleShare Communications Services, Inc.

Unaudited Condensed Financial Statements
as of June 30, 2007 and December 31, 2006
and for the six months ended June 30, 2007 and 2006

TELESHARE COMMUNICATIONS SERVICES, INC. TABLE OF CONTENTS
UNAUDITED CONDENSED FINANCIAL STATEMENTS:
Condensed Balance Sheets as of June 30, 2007 (unaudited) and December 31, 2006 (audited)
Condensed Statements of Operations for the six months ended June 30, 2007 and 2006 (unaudited)
Condensed Statements of Cash Flow for the six months ended June 30, 2007 and 2006 (unaudited)
Notes to Condensed Financial Statements

TELESHARE COMMUNICATIONS SERVICES, INC.
CONDENSED BALANCE SHEETS
AS OF JUNE 30, 2007 AND DECEMBER 31, 2006

	June 30	December 31
	2007	2006
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$666,684	$698,393
Restricted Cash	102,045	30,413
Accounts receivable, net of allowance for uncollectible accounts of $1,543 at June 30, 2007 and December 31, 2006	97,769	82,532
Inventory	125,604	123,333
Prepaid expenses and other current assets	21,235	13,119
Total current assets	1,013,337	947,790
PROPERTY AND EQUIPMENT—Net	954,995	780,464
OTHER ASSETS—Net	1,150	700
TOTAL	$1,969,482	$1,728,954

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$86,081	$35,590
Accrued liabilities	136,157	123,156
Deferred revenue	33,166	25,408
Current portion of long-term debt	209,948	140,717
Total current liabilities	465,352	324,870

Long-term debt	849,844	691,341
Total liabilities	1,315,196	1,016,211

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Common stock, $1 par value: 1,000,000 shares authorized, 1,000 issued and 1,000 outstanding	1,000	1,000
Additional paid-in capital	685,000	685,000
Treasury stock	-	-
Accumulated income or deficit	(31,714)	26,743
Total shareholders' equity	654,286	712,743
TOTAL	$1,969,482	$1,728,954

See notes to condensed financial statements.

TELESHARE COMMUNICATIONS SERVICES, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND JUNE 30, 2006

	June 30, 2007	June 30, 2006

REVENUES:
Internet services	$398,502	$228,867
Other	243,057	284,965
Total	641,559	513,832

OPERATING COSTS AND EXPENSES:
Connectivity and operations	215,175	166,461
Sales and marketing	10,480	10,027
General and administrative	392,485	311,075
Depreciation and amortization	74,592	25,940
Total	692,732	513,503

(LOSS) INCOME FROM OPERATIONS	(51,173)	329
INTEREST EXPENSE, NET	7,284	225

NET (LOSS) INCOME	$(58,457)	$104

NET (LOSS) INCOME PER COMMON SHARE:
BASIC and DILUTED	$(58.5)	$0.1

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC and DILUTED	1,000	1,000

See notes to condensed financial statements.

TELESHARE COMMUNICATIONS SERVICES, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND JUNE 30, 2006

	Six Months Ended June 30,
	2007	2006
OPERATING ACTIVITIES:
Net income (loss)	$(58,457)	$104
Adjustments to reconcile net income to net cash
used in operating activities:
Change in restricted cash	(71,632)	(6,265)
Depreciation and amortization	74,592	25,940
Changes in operating assets and liabilities:
Accounts receivable	(15,237)	12,799
Inventory	(2,271)	(98,770)
Prepaid expenses and other current assets	(8,116)	6,694
Other assets	(450)	(450)
Accounts payable and accrued liabilities	63,492	36,028
Deferred revenue	7,759	9,373
Net cash used inoperating activities	(10,320)	(14,547)
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(249,123)	(274,496)
Net cash used in investing activities	(249,123)	(274,496)

FINANCING ACTIVITIES:
Borrowings on long term debt, net	227,734	278,737
Net cash provided by financing activities	227,734	278,737

NET DECREASE IN CASH AND CASH EQUIVALENTS	(31,709)	(10,306)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	698,393	667,677
CASH AND CASH EQUIVALENTS, END OF YEAR	$666,684	$657,371

SUPPLEMENTARY INFORMATION:
Cash payments for interest on notes payable	$12,804	$1,506

TELESHARE COMMUNICATIONS SERVICES, INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND JUNE 30, 2006

1. FINANCIAL STATEMENT PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

TeleShare Communications Services, Inc. is a closely held Texas corporation that has a long history of providing messaging solutions to the financial and maritime industries. In 2004, the Company was approved for a USDA-Rural Utilities Services Rural Access Broadband Loan to provide high-speed wireless internet services including internet, voice, and data to private entities, cities, unincorporated municipalities and the general public of underserved rural areas of Texas. The Company’s main office is located in Crosby, Texas, with customers located throughout the regional area of Southeast Texas.

Financial Statement Presentation
The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all information and disclosures necessary for a presentation of the Company’s financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States (“GAAP”).

The condensed balance sheet as of June 30, 2007 and 2006, as well as the condensed statements of operations and cash flows for the six months ended June 30, 2007 and 2006 have been prepared by the Company without audit. However, the financial statements have been prepared on the same basis as those in the audited annual financial statements. In the opinion of management, all adjustments necessary to fairly present the results of operations, financial position, and cash flows have been made. Such adjustments were of a normal recurring nature.

Significant Accounting Policies
A detailed description of the Company’s significant accounting policies can be found in the audited annual financial statements for the fiscal year ended December 31, 2006 included in this Form 8-K/A.. There have been no material changes in the Company’s significant accounting policies and estimates from those disclosed therein.

Reclassifications
Certain balances in these financial statements have been reclassified to conform to current presentation. Total assets, liabilities, stockholders’ equity and net income were not affected by these reclassifications.

Recently Issued Accounting Pronouncement
In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for the Company’s fiscal year beginning July 1, 2007. The Company is currently reviewing this new standard to determine its effects, if any, on results of operations or financial position.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands fair value measurement disclosures. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating whether the adoption of SFAS No. 157 will have an impact on the financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 addresses the diversity in practice in quantifying financial statement misstatements and establishes an approach that requires quantification of financial statement misstatements based on the effects of misstatements on each of the Company’s financial statements and the related disclosures. SAB 108 is effective for fiscal years ending after November 15, 2006. The application of SAB 108 did not have any impact on the Company’s balance sheet, statement of operations, or statements of cash flows for fiscal 2007.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. The Company does not believe the adoption of this standard will have a material impact on the financial statements. This standard will become effective for the Company in the first quarter of fiscal 2009.

2. INVENTORY

Inventories at June 30, 2007 and December 31, 2006, consist of the following:

	June 30, 2007	December 31, 2006
Wireless network equipment	$125,604	$123,333

3. PROPERTY AND EQUIPMENT

Equipment at June 30, 2007 and December 31, 2006, consist of the following:

	June 30, 2007	December 31, 2006
Network equipment	$1,160,268	$911,501
Office furniture	56,897	56,897
	1,217,165	968,398
Less accumulated depreciation	(262,170)	(187,934)
TOTAL	$954,995	$780,464

4. NOTES PAYABLE

Notes payable at June 30, 2007 and December 31, 2006, consists of the following:

	Rate of Interest	June 30, 2007	December 31, 2006
RUS mortgage loan	4.38%-5.07%	$1,034,792	$787,399
Bank line-of credit	7.50%	25,000	25,000
Finance company		-	19,659
		1,059,792	832,058
Current portion		(209,948)	(140,717)
		$849,844	$691,341

Principal payments on debt at June 30, 2007, are due as follows:

2007	$209,948
2008	184,373
2009	184,368
2010	184,368
2011	296,735
$1,059,792

During June 2005, the Company entered into a Loan and Security Agreement ("LSA") with United States Department of Agriculture Rural Utilities Service ("RUS") to finance broadband services in rural areas. Substantially all assets are pledged as collateral for the debt to RUS. The agreement pledges all property, assets, rights, privileges, licenses and franchises of the Company of every kind and description, real, personal or mixed, tangible and intangible, or any other kind or nature now owned or acquired in the future. The Company may draw funds on the LSA for five years up to a maximum of $3,942,000. Unadvanced loan funds of $2,823,125 were available as of June 30, 2007 and $3,144,604 as of December 31, 2006. The LSA also contains covenants, one of which is a requirement to maintain a Times-Interest-Earned-Ratio of 2.0 after December 31, 2010. The LSA restricts the amount of dividends and other distributions the Company can make. The Company made its first draw on the LSA on December 20, 2005.

The Company has two lines of credit with a local bank. One is for $200,000 and is secured by two certificates of deposit. The second line-of-credit is secured by one certificate of deposit. Interest on the lines-of-credit is at prime plus 1.50%. They both mature October 15, 2007.

5. COMMON STOCK

As of June 30, 2007, there were 1,000,000 shares of common stock authorized, 1,000 shares of common stock outstanding with a par value of $1.00 per share.

6. SUBSEQUENT EVENT

On July 27, 2007, the Company’s stockholders sold 990 shares, or 99%, of the outstanding stock of the Company to Internet America, Inc., a Texas corporation, for $1,850,000, payable in shares of Internet America, Inc. common stock and a note, and subject to certain adjustments 90 days after closing.

(b)	Pro-Forma Financial Information

Index to Pro Forma Financial Statements

Unaudited Condensed Combined Financial Statements
as of June 30, 2007 and December 31, 2006 and
for the twelve months ended June 30, 2007 and 2006.

INTERNET AMERICA, INC.
TABLE OF CONTENTS
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS:
Pro forma Condensed Combined Balance Sheets as of June 30, 2007 and December 31, 2006
Pro forma Condensed Combined Statements of Operations for the six months ended June 30, 2007 and 2006
Notes to Pro forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information for Internet America, Inc. (or the “Company”) set forth below gives effect to the acquisition of TeleShare Communications Services, Inc. (“TeleShare”) using the purchase method of accounting, after giving effect to the adjustments described in the accompanying notes. The unaudited pro forma condensed combined statement of operations includes only the results of continuing operations and excludes such impacts as nonrecurring items related to the acquisition and synergy and related cost savings associated with the integration of the acquisition.

The unaudited pro forma condensed combined balance sheet as of June 30, 2007 gives effect to the acquisition as if it occurred on June 30, 2007 by combining the balance sheets of the Company and TeleShare as of June 30, 2007.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2007 gives effect to the acquisition as if it occurred on July 1, 2006 by combining the results for the fiscal year ended June 30, 2007 of the Company with the results for the year ended June 30, 2007 of TeleShare.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements used in the preparation of such pro forma financial information. TeleShare’s historical financial statements used in the preparation of the unaudited pro forma condensed combined financial information are included in Item 9.01 of this Form 8-K/A.

The unaudited pro forma condensed combined financial information, including the notes thereto, are not necessarily indicative of what the actual financial results would have been had the transaction taken place on the dates indicated and do not purport to indicate the results of future operations. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of filing this Form 8-K/A.

The unaudited condensed combined pro forma financial information is prepared in accordance with Article 11 of Regulation S-X.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
FOR THE FISCAL YEAR ENDED JUNE 30, 2007
	Historical Balance Sheets for the Twelve Months Ended June 30, 2007
	Internet America , Inc.	Teleshare Communications Services, Inc.	Pro Forma
	(Audited)	(Unaudited)	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$782,887	$666,684	$-		$1,449,571
Restricted cash		102,045	-		102,045
			-
Accounts receivable, net of allowance for uncollectible accounts of $6,391 and $1,543, respectively	117,056	97,769	-		214,825
Inventory	282,886	125,604	-		408,490
Prepaid expenses and other current assets	485,074	21,235	-		506,309
Total current assets	1,667,903	1,013,337	-		2,681,240
PROPERTY AND EQUIPMENT—Net	854,580	954,995	(3,007)	[a]	1,806,568
OTHER ASSETS—Net	5,223,352	1,150	1,031,828	[a]	6,256,330
INVESTMENT IN SUBSIDIARY	-	-	654,286	[a]	-
			(654,286)	[b]
TOTAL	$7,745,835	$1,969,482	$1,028,821		$10,744,138

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$534,253	$86,081	$-		$620,334
Accrued liabilities	447,939	136,157	-		584,096
Deferred revenue	1,234,558	33,166	-		1,267,724
Current portion of long-term debt	468,480	209,948	-		678,428
Total current liabilities	2,685,230	465,352	-		3,150,582

Other long-term liabilities	-	-	-		-
Long-term debt	452,457	849,844	846,455	[a]	2,148,756
Total liabilities	3,137,687	1,315,196	846,455		5,299,338

Minority interest in consolidated subsidiary	-	-	6,543	[a]	6,543

COMMITMENTS AND CONTINGENCIES	-	-	-		-
SHAREHOLDERS' EQUITY:
Common stock	125,089	1,000	8,301	[a]
			(1,000)	[b]	133,390
Additional paid-in capital	57,161,980	685,000	821,808	[a]
			(685,000)	[b]	57,983,788
Accumulated deficit	(52,678,921)	(31,714)	31,714	[b]	(52,678,921)
Total shareholders' equity	4,608,148	654,286	175,823		5,438,257
TOTAL	$7,745,835	$1,969,482	$1,028,821		$10,744,138

See notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED JUNE 30, 2007

	Historical Statements of Operations for the Twelve Months Ended June 30, 2007
	Internet America, Inc.	Teleshare Communications Services, Inc.	Pro Forma
	(Audited)	(Unaudited)	Adjustments		Pro Forma

REVENUES:
Internet services	$7,984,786	$706,918	$-		$8,691,704
Other	-	492,539	-		492,539
Total	7,984,786	1,199,457	-		9,184,243

OPERATING COSTS AND EXPENSES:
Connectivity and operations	4,117,631	390,998	-		4,508,629
Sales and marketing	209,427	23,516	-		232,943
General and administrative	3,200,824	698,811	-		3,899,635
Provision for bad debt expense	3,993	1,543	-		5,536
Depreciation and amortization	790,518	140,791	257,957	[c]	1,189,266
Total	8,322,393	1,255,659	257,957		9,836,009

LOSS FROM OPERATIONS	(337,607)	(56,202)	(257,957)		(651,766)
INTEREST EXPENSE, NET	9,523	10,042	34,613	[d]	54,178

Minority interest in loss of consolidated subsidiary	-	-	3,588		3,588

NET LOSS	$(347,130)	$(66,244)	$(288,982)		$(702,356)

NET LOSS PER
COMMON SHARE:
BASIC AND DILUTED	$(0.03)	$(66.24)	$-		$(0.05)

WEIGHTED AVERAGE COMMON
SHARE OUTSTANDING:
BASIC AND DILUTED	12,508,914	1,000	332,044		12,840,958

See notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED CONDENSED COMBINED
PRO FORMA FINANCIAL INFORMATION

1. Notes to the unaudited pro forma condensed combined financial information

Purchase Price

The Company has accounted for the acquisition as a purchase under accounting principles generally accepted in the United States. Under the purchase method of accounting, the assets and liabilities of TeleShare will be recorded as of the acquisition date at their respective fair values and consolidated with those of the Company.

The Company has not yet completed its analysis of the fair value of the acquired assets and liabilities, including an evaluation of the intangible assets previously recorded by TeleShare. Accordingly, the allocation of the acquisition cost to the assets acquired and liabilities assumed is subject to modification in the future, which may include the identification of intangible assets not previously recognized by TeleShare.

The preliminary estimate of the purchase price allocation, which includes $0.1 million of transaction costs, is as follows:

Total current assets	$1,013,337
Property and equipment	945,445
Other assets	1,150
Intangible assets	1,031,828
Goodwill	-
Liabilities	(1,315,196)
Total purchase price	$1,676,564

Intangible Assets

As noted above, the acquired assets of TeleShare include certain intangible assets previously recorded by the acquired company. As of December 31, 2006 (the latest fiscal year end of TeleShare), Teleshare had intangible assets related to certain deferred charges. Amortization expense recorded by TeleShare relating to the intangible assets was $1,731 for the year ended December 31, 2006.

The Company is in the process of evaluating the acquired intangible assets, including an evaluation of additional intangible assets not previously recognized by Teleshare and determining the appropriate fair value. The Company expects to complete this analysis within one year. Accordingly, allocation of the acquisition cost will be modified in the future.

2. Pro forma adjustments

Pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2007 are as follows:

[a] The Company acquired 990 shares of common stock of TeleShare for $1,850,000, payable in shares of Company common stock and a note, and subject to certain adjustments 90 days after closing. The financial statements have been prepared as if the stock purchase occurred retroactively.
[b] Reflects elimination of investment in subsidiary, TeleShare’s retained deficit and common stock of subsidiary.
[c] Amortization of intangible assets for the twelve months ended June 30, 2007 based on an estimated useful life of 48 months.
[d] Interest expense on notes payable to former owners of TeleShare, as if the notes were issued on July 1, 2006

(d) Exhibits

Exhibit Number	Description
2.1	Stock Purchase Agreement between Internet America, Inc. and TeleShare Communications Services, Inc. (1)
23.1	Independent Auditor’s Consent

(1) Previously filed as an exhibit to Form 8-K of the Company filed on August 1, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, INC.

By:	/s/William E. Ladin, Jr.
William E. Ladin, Jr. Chairman and Chief Executive Officer

Date: October 10, 2007